Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-195558 and 333-255785) of Silicon Laboratories Inc. of our report dated February 4, 2025, with respect to the consolidated financial statements of Silicon Laboratories Inc. as of and for the two-year period ended December 28, 2024 included in this Annual Report (Form 10-K) for the fiscal year ended January 3, 2026.

/s/ Ernst & Young LLP

Austin, Texas
February 10, 2026